SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SCANSOURCE, INC.
             (Exact name of registrant as specified in its charter)

       SOUTH CAROLINA                                             57-0965380
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


6 LOGUE COURT, GREENVILLE, SOUTH CAROLINA                                 29615
(Address of principal executive offices)                              (Zip code)


                   SCANSOURCE, INC. 1997 STOCK INCENTIVE PLAN
            SCANSOURCE, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)


                                JEFFERY A. BRYSON
                             CHIEF FINANCIAL OFFICER
                             6 LOGUE COURT, SUITE G
                        GREENVILLE, SOUTH CAROLINA 29615
                                 (803) 288-2432
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

 ===================================== ================ ===================== ===================== ===================
         TITLE OF EACH CLASS                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
          OF SECURITIES TO              AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
            BE REGISTERED              REGISTERED (1)       PER SHARE (2)           PRICE (2)        REGISTRATION FEE
 ===================================== ================ ===================== ===================== ===================
 Common Stock, no par value (3)             200,000           $ 35.25             $ 7,050,000           $1,861.20
 ------------------------------------- ---------------- --------------------- --------------------- -------------------
 Common Stock, no par value (4)             10,000               35.375               353,750
                                            90,000             35.25               3,172,500                930.93
 ------------------------------------- ---------------- --------------------- --------------------- -------------------
 Total                                     300,000               -                 10,576,250            2,792.13
 ===================================== ================ ===================== ===================== ===================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the plans in connection with share splits, share dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the exercise prices of outstanding options and, with respect to shares not subject to outstanding options, based on the average of the high and low prices reported for the Registrant's Common Stock on the Nasdaq National Market on May 9, 2000.

(3) Shares issuable under the ScanSource, Inc. 1997 Stock Incentive Plan.

(4) Shares issuable under the ScanSource, Inc. Non-Employee Director Stock Option Plan.

         This Registration Statement on Form S-8 is being filed with respect to the ScanSource, Inc. 1997 Stock Incentive Plan pursuant to Instruction E of Form S-8.

         A Form S-8 Registration Statement (Registration No. 333-49879) was filed with the Securities and Exchange Commission ("SEC") on April 10, 1998 by the Registrant to register 200,000 shares of common stock, no par value per share ("Common Stock"), of ScanSource, Inc. (the "Company") issuable upon exercise of awards granted under the Registrant's 1997 Stock Incentive Plan. Following an amendment to such plan in December 1998 increasing the number of shares issuable upon exercise of awards under such plan, a Form S-8 Registration Statement (Registration No. 333-78281) was filed with the SEC on May 12, 1999 by the Registrant to register an additional 200,000 shares of Common Stock issuable upon exercise of awards granted under such plan. This Registration Statement is being filed to register an additional 200,000 shares of Common Stock which may be issued upon exercise of awards granted under such plan as a consequence of a December 1999 amendment to such plan. The contents of the earlier Registration Statements on Form S-8 (Registration No. 333-49879 and 333-78281) are hereby incorporated by reference.

         This Registration Statement on Form S-8 is also being filed with respect to the 100,000 shares of Common Stock issuable pursuant to the terms of the ScanSource, Inc. Non-Employee Director Stock Option Plan.




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

         (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended June 30, 1999; and

         (c) The description of the common stock, no par value, of the Registrant contained in the Registrant's Registration Statement on Form SB-2 (File no. 33-75026-A), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Except as hereinafter set forth, there is no statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which such person may incur in such person's capacity as such.

         Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988, as amended (the "SC Act"), provides the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of the Registrant's directors under certain circumstances. As permitted by the SC Act, the Registrant's Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for any unlawful distribution as set forth in the Code of Laws of South Carolina or (iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions eliminate the right to recover monetary damages from directors except in limited circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

         The Registrant's Bylaws also provide the Registrant with the power and authority to the fullest extent legally permissible under the SC Act to indemnify its directors and officers, persons serving at the request of the Registrant or for its benefit as directors or officers of another corporation, and persons serving as the Registrant's representatives or agents in certain circumstances. The Registrant's Bylaws mandate indemnification of such persons in certain circumstances and set forth such indemnification provisions as a contractual right of such persons.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the arrangements described above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits listed on the Exhibit Index to this Registration Statement are incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

(a)      RULE 415 OFFERINGS.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the Registration
                                 Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) INCORPORATION OF SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) INDEMNIFICATION OF MANAGEMENT AND CONTROL PERSONS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on May 9, 2000.

                                     SCANSOURCE, INC.

                                     By: /s/ STEVEN H. OWINGS
                                         ---------------------------------------
                                         Steven H. Owings, Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                      TITLE                                  DATE
      ---------                                      -----                                  ----
 /S/ STEVEN H. OWINGS                Chairman of the Board                              May 9, 2000
------------------------
 Steven H. Owings


 /S/ MICHAEL L. BAUR                 President, Chief Executive Officer and             May 9, 2000
------------------------             Director
 Michael L. Baur



/S/ JEFFERY A. BRYSON                Chief Financial Officer and Treasurer              May 9, 2000
------------------------             (principal financial and accounting
 Jeffery A. Bryson                   officer)



 /S/  STEVEN R. FISCHER              Director                                           May 9, 2000
------------------------
 Steven R. Fischer


 /S/ JAMES G. FOODY                  Director                                           May 9, 2000
------------------------
 James G. Foody

                                  EXHIBIT INDEX


 Exhibit
 Number                                Description
 ------                                -----------

   5.1    -     Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

  10.1    -     Amendment No. 2 to 1997 Stock Incentive Plan of the Registrant

  23.1    -     Consent of KPMG LLP.

  23.2    -     Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1)